Exhibit 99.1

For Immediate Release

MOVIE GALLERY EMERGES FROM CHAPTER 11

DOTHAN, Ala., May 20, 2008 – Movie Gallery, Inc. (“Movie Gallery”) today announced that it has successfully emerged from Chapter 11 bankruptcy protection. The Company officially concluded its Chapter 11 restructuring after meeting all statutory requirements for its Second Amended Plan of Reorganization (the “Plan”). Movie Gallery’s Plan was confirmed by the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division (the “Bankruptcy Court”) on April 9, 2008. Today Movie Gallery also closed its $100 million exit financing facility.

“This is a great day for Movie Gallery and all of our customers, employees and business partners,” said Joe Malugen, Chairman, President and Chief Executive Officer of Movie Gallery. “Through this restructuring we have effectively addressed our financial and operational challenges and laid a strong foundation for the future success of Movie Gallery. The Company now has a stronger balance sheet, cash to fund operations and a streamlined store portfolio that will allow us to compete successfully in our industry. The rapid and successful restructuring of Movie Gallery is a testament to our outstanding partners and associates, and we appreciate their hard work and dedication throughout this process.”

Movie Gallery’s new seven-member Board of Directors includes:

•	Bob Fiorella

•	Mark Holliday

•	Joe Malugen

•	Thomas B. McGrath

•	Steven D. Scheiwe

•	Richard L. Shorten, Jr.

•	Neil Subin – Chairman of the Board of Directors

Effective today, Movie Gallery’s existing shares of common stock, its 11% senior notes and 9.625% senior subordinated notes have been cancelled. Under the Plan, Movie Gallery is issuing new common stock and new warrants, which will be distributed to certain classes of unsecured creditors in accordance with the Plan. Current shareholders are not eligible to receive distributions of new common stock or any other distributions.

Movie Gallery Board of Directors:

Bob Fiorella is currently an Independent Consultant working out of Hermosa Beach, CA. Mr. Fiorella provides business development, planning, marketing, and financial advice to small to medium-sized companies in the media, entertainment, and consumer sectors. Prior to becoming a consultant, Mr. Fiorella spent 16 years working in finance for major media and entertainment corporations, including 20th Century Fox Domestic Home Entertainment, Universal Studios Inc., and The Walt Disney Company. Most recently, Mr. Fiorella served as Sr. Vice President of

Finance at 20th Century Fox Domestic Home Entertainment. Mr. Fiorella received a Bachelors degree in Economics from Cornell University and an MBA from Anderson Graduate School of Management at UCLA.

Mark Holliday is currently a Partner and Portfolio Manager at Camden Asset Management LP. Mr. Holliday focuses on distressed and bankruptcy related special situations, and has served on numerous ad-hoc and official creditor and equity committees. Additionally, Mr. Holliday has post-reorganization board related experience with Teletrac, Inc., Assisted Living Concepts, Inc., and Reptron Electronics, Inc., as well as the post-confirmation Mirant Corp. litigation trust. Mr. Holliday received a Bachelors degree in Economics from Northwestern University in 1990.

Joe Malugen co-founded Movie Gallery in 1985 and served as Chairman of the Board and Chief Executive Officer until May 2008. Mr. Malugen was appointed President effective January 4, 2002. Prior to Movie Gallery’s initial public offering in August 1994, Mr. Malugen had been a practicing attorney in the states of Alabama and Missouri since 1978, but spent a majority of his time managing the operations of Movie Gallery beginning in early 1992. Mr. Malugen received a B.S. degree in Business Administration from the University of Missouri-Columbia, his J.D. from Cumberland School of Law, Samford University and his LL.M. (in Taxation) from New York University School of Law.

Thomas B. McGrath is currently a Senior Managing Director of Crossroads Media, a private equity backed acquisition vehicle he founded in 2005. In addition to founding Crossroads Media, Mr. McGrath is currently the co-chairman of Screen Capital International, a firm specializing in structuring and placing financing transactions for the motion picture business. Mr. McGrath came to these activities after ten years at the head of the Viacom Entertainment Group, which included Paramount Pictures, Paramount Television, Paramount Enterprises and associated companies. Mr. McGrath is a board member of CineWorld UK, Timeplay and V-Media and a special advisor to Thomson Electronics. Mr. McGrath received a B.A., cum laude, from Harvard University and an MBA from Harvard Business School.

Steven D. Scheiwe is currently the President of Ontrac Advisors, Inc., where he provides analysis and management services to private equity groups, privately held companies and funds managing distressed corporate debt issues. Previously, Mr. Scheiwe was the Chief Executive Officer of Teletrac, Inc., after serving as General Counsel & Secretary. Mr. Scheiwe was also General Counsel & Secretary of Premiere Page, Inc. Mr. Scheiwe currently serves on the boards of Zemex Minerals Holdings, Inc., FiberTower Corporation, Footstar, Inc., American Restaurant Group, Inc. and Friedman’s, Inc. Mr. Scheiwe received a Bachelors degree from the University of Colorado and a J.D. from the Washburn University School of Law.

Richard L. Shorten is the founder and principal and currently serves as a Managing Member of Silvermine Capital Resources, LLC, a consultancy and merchant banking boutique that negotiates and syndicates numerous investment/restructuring transactions in partnership with various small/medium sized hedge funds. Previously, Mr. Shorten was an Executive Vice President and Director at Graphnet, Inc. and a Senior Vice President at Viatel, Inc. and Destia Communications, Inc. From 1992 to 1997, Mr. Shorten was a Corporate Associate at Cravath, Swaine and Moore. Mr. Shorten currently serves on the boards of AboveNet Corporation, Infinia Corporation, and Enterprise Informatics, Inc. Mr. Shorten has also served as a director of Mpower Communications Corp. and Fibertower Corporation. Mr. Shorten received a Bachelors degree in Economics from Colgate University and a J.D. from Rutgers Law School.

Neil Subin is a Managing Director of Trendex Capital Management, an Investment Advisor to and General Partner of private investment funds focusing primarily on distressed and troubled companies. Mr. Subin currently is a member of the Board of Directors of 360 Networks Corporation, Fibertower Corp., The Leap Wireless International, Inc. Liquidating Trust, Federal-Mogul Corporation and Metricom, Inc. In addition, Mr. Subin has been actively involved in the formation of, and has served on, official and ad hoc committees of debt and equity security holders in the restructuring of dozens of companies. Mr. Subin received a Bachelor of Arts degree from Brooklyn College.

About Movie Gallery

The Company is the second largest North American video rental company with approximately 3,300 stores located in all 50 U.S. states and Canada operating under the brands Movie Gallery, Hollywood Video and Game Crazy. Since Movie Gallery’s initial public offering in August 1994, the Company has grown from 97 stores to its present size through acquisitions and new store openings. For more information about the Company, please visit our website: www.moviegallery.com.

Forward-looking Statements

This press release, as well as other statements made by Movie Gallery may contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment, which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) the risks and uncertainties associated with the ability to successfully implement Movie Gallery’s Second Amended Plan of Reorganization, as confirmed; (ii) the ability of the Company to operate subject to the terms of the Company’s existing financing obligations; (iii) the direct or indirect effects on our business of our impaired credit; (iv) the ability of the Company to obtain and maintain normal terms with vendors and service providers; (v) the Company’s ability to maintain contracts and leases that are critical to its operations; (vi) the ability of the Company to execute its business plans and strategy, including the operational restructuring initially announced in 2007, and to do so in a timely fashion; (vii) the ability of the Company to attract, motivate and/or retain key executives and associates; (viii) general economic or business conditions affecting the video and game rental and sale industry (which is dependent on consumer spending), either nationally or regionally, being less favorable than expected; (ix) increased competition in the video and game rental and sale industry; and (x) effects of the application of laws or regulations, including changes in laws or regulations or the interpretation thereof. Other risk factors are listed from time to time in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and subsequent reports filed with the Securities and Exchange Commission. Movie Gallery disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.

Contacts:

Analysts and Investors: Ted Ceglia, Movie Gallery, Inc., 503-570-1950

Media: Andrew B. Siegel or Meaghan A. Repko of Joele Frank, Wilkinson Brimmer Katcher,

212-355-4449

###